SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of April 21, 2022, by and between City National Bank ("Bank") and Backblaze, Inc. ("Borrower").

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 21, 2021 (as amended from time to time, the "Loan Agreement").

B.Borrower has requested that Bank amend the Loan Agreement, and Bank has agreed to do so.

AGREEMENT

Now, THEREFORE, the parties agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1    Section 1.1 (Definitions). The following terms and their respective definitions set forth in Section 1.1 are amended, to read as follows:

"Revolving Line" means a Credit Extension of up to Thirty Million Dollars ($30,000,000).

2.2    Section 1.1 (Definitions). The defined term "Accordion Event" is deleted from the Loan Agreement.

2.3    Section 2.8 (Anniversary Fee). Section 2.8(b) is deleted from the Loan Agreement.

2.4     Section 3.3 (Post Closing Conditions). Clauses 3.3(ii) and 3.3(iii) are deleted from the Loan Agreement.

2.5    Section 6.3 (Reporting). The reference in Section 6.3 and the corresponding reference in the Compliance Certificate to "forty-five (45) days" is amended to read "fifty-two (52) days".

2.6    Exhibit D (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit D attached hereto.

3.Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 21, 2021, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed (other than as set forth in written notices to Bank), as of the date hereof.

6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Electronic Execution of Documents. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

9.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of good standing certificates for Borrower and such other documentation as Bank reasonably requests, (c) Bank’s receipt of corporation resolutions and incumbency certification and (d) payment of a commitment fee equal to $114,375 and an amount equal to the Bank Expenses incurred in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Bank	Borrower
City National Bank	Backblaze, Inc.

By: /s/ Raed Alfayoumi	By: /s/ Frank Patchel
Name: Raed Alfayoumi	Name: Frank Patchel
Title: SVP	Title: Chief Financial Officer

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